EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File numbers 333-62424, 333-59344, 333-46658, 333-45406 and 333-53646) and Form S-8 (File numbers 333-64818, 333-39342 and 333-49268) of ISCO International, Inc. and in the related Prospectuses of our report, dated February 25, 2000, with respect to the financial statements and schedule of ISCO International, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
March 29, 2002